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                                                                     Exhibit 4.4

                               WARRANT CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER HEREOF, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                      5:30 P.M., DENVER TIME, JUNE 7, 1999

No.                                                                   Warrants
   -------------------                          ----------------------


                               WARRANT CERTIFICATE


         This Warrant Certificate certifies that ________________________, or registered assigns (the "Holder"), is the registered holder of warrants (the "Warrants") to purchase up to _______ shares of Common Stock, par value $.01 per share (the "Common Stock") of CHART INDUSTRIES, INC., a Delaware corporation (the "Company"), at any time from July 31, 1997 until 5:30 p.m., Denver time, on June 7, 1999 (the "Expiration Date"), at a price per share of Common Stock equal to $______ (the "Exercise Price"), upon surrender of this Warrant Certificate, with the attached Notice of Election to Purchase duly executed, and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in that certain Warrant Agreement, dated as of June 8, 1994, between CRYENCO SCIENCES, INC. ("Cryenco") and CRYOGENIC TADOPTR COMPANY, L.P. ("TADOPTR"), as amended by that certain Amendment No. 1 to Warrant Agreement (the "Amendment"), dated as of July 31, 1997, among the Company, Cryenco, and TADOPTR (as amended, the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank cashier's check payable to the order of the Company; PROVIDED, HOWEVER, that the Holder shall have the right, at the Holder's election, in lieu of delivering the Exercise Price in cash, to instruct the Company in the Form of Election to Purchase (i) to retain, in payment of the Exercise Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of (a) the product of (1) the Exercise Price and (2) the number of shares of Common Stock as to which the Warrants are then being exercised, divided by (b) the Average Closing Price of the Common Stock as of the date of exercise of the Warrants; and (ii) to deduct the number of Payment Shares from the shares of Common Stock to be delivered to the Holder.

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"Average Closing Price" means, as of any date, (x) if the Common Stock is listed on a national securities exchange, the average of the closing sales prices therefor on the largest securities exchange on which the Common Stock is traded on the ten trading days before such date; (y) if the Common Stock is listed on the Nasdaq National Market but not on any national securities exchange, the average of the closing sales prices therefor on the Nasdaq National Market on the last ten trading days before such date; or (z) if such shares are not listed on either a national securities exchange or the Nasdaq National Market, the average of the sales prices therefor on the last twenty trading days before such date.

         No Warrant may be exercised after 5:30 p.m., Denver time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         This Warrant Certificate is issued to replace that certain Warrant Certificate representing _______ warrants (the "Cryenco Warrants") for the purchase of _______ shares of Cryenco's Class A voting common stock, $.01 par value (the "Cryenco Common Stock"), at a price of $"CryencoPrice" per share of Cryenco Common Stock (the "Cryenco Exercise Price"), which was issued by Cryenco and dated as of June 8, 1994 (the "Cryenco Certificate"). The number of shares of Common Stock subject to the Warrants is equal to the number of shares of Cryenco Common Stock subject to the Cryenco Warrants multiplied by a conversion ratio of 0.165 (the "Conversion Ratio"), and the Exercise Price is equal to the Cryenco Exercise Price divided by the Conversion Ratio, all as provided in the Amendment. The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which is incorporated herein and made a part hereof by reference, and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable upon the exercise of the Warrants may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; PROVIDED, HOWEVER, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the Holder as set forth in the Warrant Agreement to purchase the number of shares of Common Stock for the exercise price as so adjusted or any other rights set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate, with the attached Notice of Assignment duly executed, at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.


                                       2


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         Upon the exercise of less than all of the Warrants evidenced by this
Warrant Certificate, the Company shall forthwith issue to the Holder thereof a new Warrant Certificate evidencing such unexercised Warrants.

         The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate, notwithstanding any notation of ownership or other writing hereon made by anyone, for the purposes of any exercise of the Warrants represented hereby and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.




         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of
           ---------------


                                CHART INDUSTRIES, INC.

[SEAL]

                                By:
                                   --------------------------------------
                                    Don A. Baines
                                    Chief Financial Officer and Treasurer


Attest:




----------------------


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                         NOTICE OF ELECTION TO PURCHASE


                  (To be executed by the Holder if such Holder desires to exercise the Warrants)


TO:      Chart Industries, Inc.

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

                    shares of Common Stock, par value $.01 per share, of Chart
      --------------
            Industries, Inc.;

and herewith [tenders in payment for such securities a certified or official bank cashier's check, payable to the order of CHART INDUSTRIES, INC., in the amount of $__________ therefor] [instructs you herein, in payment of the Exercise Price, to deduct ______ shares of Common Stock and to deliver the net number of shares, being ______ shares of Common Stock]. The undersigned requests that a certificate for such securities be registered in the name of _________ ____________ whose address is _______________________________ and that such
Certificate be delivered to _____________________ whose address is
_____________________________.


Dated:                             Signature:
      ----------------------                 ----------------------------------
                                   (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

                                   --------------------------------------------
                                   (Insert Social Security or Other Identifying
                                   Number of Holder)




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                              NOTICE OF ASSIGNMENT


(To be executed by the Holder if such Holder desires to transfer the Warrant
     Certificate to the extent permitted by Section 5 of the Warrant Agreement.)


         FOR VALUE RECEIVED,                                        hereby
                            ---------------------------------------
sells, assigns and transfers unto

               ----------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate; together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ as attorney-in-fact, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                             Signature:
      ----------------------                 ----------------------------------
                                   (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

                                   --------------------------------------------
                                   (Insert Social Security or Other Identifying
                                   Number of Holder)